UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 12, 2006

STATER BROS. HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

21700 Barton Road Colton, California	92324
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 783-5000
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On September 12, 2006, Stater Bros. Holdings Inc.’s wholly owned subsidiary, Stater Bros. Markets ( “Markets “), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with WhyRunOut.com, Inc. a grocery home delivery service. The Settlement Agreement resolved all disputes between Markets and WhyRunOut.com, Inc., which arose between the parties in connection with a Second Exclusive Delivery Service Agreement (the “Delivery Agreement”), without either party admitting liability. Under the Settlement Agreement, Markets agreed to make a one time payment to WhyRunOut.com, Inc of $3,650,000 on or before September 21, 2006, the Delivery Agreement was terminated and each party released the other from any and all current and future claims.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.
/s/ Phillip J. Smith
By:	Phillip J. Smith
Executive Vice President and Chief Financial Officer

Date: September 14, 2006